UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, For Use
☐	Definitive Proxy Statement		of the Commission Only
☑	Definitive Additional Materials		(as permitted by Rule
☐	Soliciting Material under Rule 14a-12		14a-6(e)(2))

BLUE HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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EXPLANATORY NOTE

Blue Holdings, Inc. (the “Company”) is filing these Definitive Additional Materials to supplement and amend, as applicable, the Definitive Proxy Statement (“Proxy Statement”) filed by the Company with the Securities and Exchange Commission on May 18, 2007, to notify stockholders of a postponement of the Annual Meeting to June 21, 2007 and an additional proposal to ratify and approve a Letter of Intent between the Company and William Adams and the issuance of up to 1,000,000 shares of the Company’s common stock to Mr. Adams thereunder.

NOTICE OF ADDITIONAL PROPOSAL AND
POSTPONEMENT OF ANNUAL MEETING OF STOCKHOLDERS
TO
JUNE 21, 2007

Blue Holdings, Inc. (the “Company”) hereby gives notice that its Annual Meeting of stockholders has been postponed from June 14, 2007 at 10:00 a.m., Pacific Time. The Annual Meeting will now be held on Thursday, June 21, 2007, at 10:00 a.m. Pacific Time at the Company’s corporate headquarters located at 5804 East Slauson Avenue, Commerce, California 90040. We have postponed the Annual Meeting in order to provide our stockholders with sufficient time to review the Definitive Additional Materials which follow and to provide sufficient time for the mailing of proxies with respect to an additional proposal included therein.

The Company is filing the Definitive Additional Materials to supplement and amend, as applicable, the Definitive Proxy Statement (“Proxy Statement”) filed by the Company with the Securities and Exchange Commission on May 18, 2007, to notify stockholders of the postponement of the Annual Meeting and an additional proposal to ratify and approve the Company’s entry into a Letter of Intent with William Adams and the definitive agreements contemplated thereunder, and the issuance of up to 1,000,000 shares of the Company’s common stock to Mr. Adams pursuant to the terms of the Letter of Intent. These Definitive Additional Materials will be mailed on or about June 1, 2007.

The record date for the Annual Meeting remains the close of business on May 9, 2007 and the purposes for which the Annual Meeting are being held remain the same as those listed in the Company’s Notice of Annual Meeting of Stockholders dated May 18, 2007, except that in addition to the proposals regarding the election of directors for the coming year and the ratification of the appointment of Weinberg & Company, P.A. as our independent public accountants for the year ending December 31, 2007, stockholders will also be entitled to vote on the proposal regarding the Company’s entry into a Letter of Intent with Mr. Adams and the definitive agreements contemplated thereunder, and the issuance of up to 1,000,000 shares of the Company’s common stock to Mr. Adams pursuant thereto.

All stockholders are cordially invited to attend the Annual Meeting on its new date in person. Whether or not you expect to attend the Annual Meeting on its new date in person, you are urged to complete in its entirety, sign and date the Proxy which is enclosed with these Definitive Additional Materials, and return it promptly in the envelope provided for that purpose. The enclosed Proxy permits you to vote on all three of the proposals included in the Proxy Statement and in these Definitive Additional Materials, and will replace any previously submitted Proxy in connection with the Annual Meeting.

All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by our board of directors. Consequently, if you appropriately execute the enclosed Proxy but do not provide instructions with respect to any proposal, the Proxy will be voted as recommended by our board of directors. If, however, we receive a previously submitted Proxy containing only proposals 1 and 2, and you do not submit the enclosed Proxy prior to the date of the Annual Meeting, you will be deemed to have abstained from voting on proposal 3, and the shares represented by that Proxy will be voted in accordance with the instructions indicated thereon (and in the event of our receipt of a properly executed Proxy with no instructions, in accordance with the recommendation of our board of directors).

If you are a stockholder of record, you may revoke your Proxy at any time before the meeting either by filing with our corporate Secretary, at our principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person.

June 1, 2007	Paul Guez Chairman, Chief Executive Officer and President

Blue Holdings, Inc.
5804 East Slauson Avenue
Commerce, CA 90040(323) 725-5555
DEFINITIVE ADDITIONAL MATERIALS TO PROXY STATEMENT

ITEM 3:  RATIFICATION AND APPROVAL OF LETTER OF INTENT

Item 3 is the ratification and approval of the Company’s entry on May 11, 2007, into a Letter of Intent with William Adams, aka will.i.am of the Black Eyed Peas, the ratification and approval of the Company’s entry into the definitive agreements contemplated under the Letter of Intent, and the ratification and approval of the issuance of up to 1,000,000 shares of the Company’s common stock, $0.001 par value per share, to Mr. Adams pursuant to the terms of the Letter of Intent and the definitive agreements contemplated thereunder. Pursuant to the terms of the Letter of Intent, the parties will, within 30 days of the date of execution, enter into (i) a co-branding agreement for the creation of a collection of premium denim and denim-related apparel under the name “i.am Antik” or such other similar name upon which the parties shall agree, and (ii) a joint venture agreement pursuant to which the parties will design, develop, market, manufacture and distribute apparel products bearing the “I.Am” trademark subject to a license agreement. The term of each of the co-branding agreement and the joint venture agreement shall be for five years, with the first year commencing on the execution of the Letter of Intent and ending on the last day of February 2008, and each year thereafter commencing on March 1 and ending on the last day of February.

Under the terms of the Letter of Intent, in consideration of the design, marketing and promotional services rendered by Mr. Adams, the Company is required to issue to Mr. Adams as base compensation, 175,000 shares of the Company’s common stock within 10 days of the execution of the Letter of Intent and 81,250 shares of the Company’s common stock on each anniversary of the effective date of the Letter of Intent for a period of 4 years, subject to the prior effectiveness of a registration statement on Form S-8 registering the issuance of the shares to Mr. Adams. Mr. Adams will also be entitled to receive up to an aggregate of 500,000 additional shares of the Company’s common stock upon achieving certain milestones based on net sales. The issuance of the shares to Mr. Adams will have no effect on the rights of the Company’s existing stockholders. The registration statement on Form S-8 was filed with the Securities and Exchange Commission on May 18, 2007 and was effective upon filing.

On May 21, 2007, the Company issued 175,000 shares (the “Initial Shares”) of its common stock to Mr. Adams. The Company anticipates entering into a subsequent letter agreement with Mr. Adams in the immediate future pursuant to which Mr. Adams shall not, until or following the date that the issuance of shares to Mr. Adams pursuant to the Letter of Intent is approved by the Company’s stockholders, be eligible or otherwise entitled to, and shall not: (a) sell, assign, dispose of, transfer or otherwise hypothecate the Initial Shares to any third party, (b) vote or direct the voting of the Initial Shares, and/or (c) receive any distribution made by the Company with respect to the Company’s common stock (including the Initial Shares), whether payable in cash, securities of the Company, or other assets.

Mr. Adams is permitted to terminate the co-branding agreement and/or joint venture agreement in the event that the Company is delisted from the NASDAQ Capital Market, a final and binding legal determination is made by a body with appropriate jurisdiction that the Company has failed to comply with the rules and regulations promulgated by the Securities and Exchange Commission, or the joint venture’s failure to launch an “I.Am” collection within 12 months from the date of execution of the definitive joint venture agreement.

New Plan Benefits

No named executive officer, director or non-executive officer employee of the Company will receive benefits or shares under the Letter of Intent with Mr. Adams.

Preemptive or Similar Rights

Holders of our common stock do not have preemptive or similar rights, and our common stock is not convertible or redeemable.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFYING AND APPROVING THE COMPANY’S ENTRY ON MAY 11, 2007, INTO A LETTER OF INTENT WITH WILLIAM ADAMS, THE COMPANY’S ENTRY INTO THE DEFINITIVE AGREEMENTS CONTEMPLATED UNDER THE LETTER OF INTENT, AND THE ISSUANCE OF UP TO 1,000,000 SHARES OF THE COMPANY’S COMMON STOCK TO MR. ADAMS PURSUANT TO THE TERMS OF THE LETTER OF INTENT AND THE DEFINITIVE AGREEMENTS CONTEMPLATED THEREUNDER.

ON BEHALF OF OUR BOARD OF DIRECTORS

Paul Guez
Chairman, Chief Executive Officer and President

Commerce, CA
June 1, 2007

APPENDIX A

BLUE HOLDINGS, INC.	ANTIK DENIM., LLC TAVERNITI SO JEANS, LLC

Paul Guez
Chief Executive Officer

May 9, 2007

William Adams
c/o Goldring, Hertz & Lichtenstein LLP
450 N. Roxbury Drive, 8th Floor
Beverly Hills, CA 90210

Dear Mr. Adams:

The purpose of this Letter of Intent (“LOI”) is to set forth the terms and conditions upon which Blue Holdings, Inc., a Nevada corporation (“BLHL”) will enter into a (a) a co-branding agreement (the “Co-Branding Agreement”) with William Adams (“WA”) for the creation of a collection of premium denim and denim related apparel that will be marketed under the name of “I.Am for Antik Denim”, or such other similar name as the parties may jointly agree, and (b) a joint venture agreement pursuant to which the parties will design, develop, market, manufacture and distribute apparel products bearing the “I.Am” trademark subject to a joint venture and license agreement (the “JV Agreement”). When signed by both BLHL and WA, this LOI will constitute the binding agreement of each of the parties hereto with respect to the matters set forth herein until subsequently superseded by the Co-Branding Agreement and the JV Agreement. It is the intent of the parties hereto that each of the aforementioned agreements be executed no later than thirty (30) days from the date of execution of this LOI.

1.    Purpose. The purpose of this LOI and the Co-Branding Agreement is to effectuate a design and marketing collaboration between BLHL’s “Antik Denim” brand and WA’s “I.Am” brand. The parties agree that the products designed, marketed and distributed under this LOI and the Co-Branding Agreement (the “Co-Branding Collection”) shall bear the “I.Am for Antik Denim” label, or such similar label as the parties may jointly agree. The parties further agree that the products designed, marketed and distributed under this LOI and the JV Agreement (the “JV Collection”) shall bear the “I.Am” trademark.

2.    Term.

(a)    The term of this LOI and/or the Co-Branding Agreement and JV Agreement, as applicable, shall be for five (5) years (the “Term”), with the first year commencing upon the execution of this LOI by both parties and ending on the last day of February 2008 and each year thereafter commencing on the first day of March and ending on the last day of February (each a “Contract Year”).

(b)    Upon the occurrence of any of the following events, WA shall have the right to terminate the Co-Branding and/or the JV Agreement:

BLUE HOLDINGS, INC.

Mr. William Adams
May 9, 2007

(i)    the delisting of BLHL from the NASDAQ exchange; and

(ii)    a final and binding legal determination that BLHL has failed to comply with the rules and regulations promulgated by the Securities & Exchange Commission.

(c)    Failure by the joint venture entity to launch an “I.Am” collection within twelve months from the date of execution of the definitive JV Agreement.

3.    Design.

(a)    In accordance with BLHL’s design and merchandising calendar, WA shall design the Co-Branding Collection, working with the existing BLHL design team to execute his designs. BLHL shall be responsible for sourcing, developing and sampling the Co-Branding Collection. The parties agree that the Co-Branding Collection shall be launched as a Spring 2008 collection, or sooner, if possible.

(b)    The parties agree to collaborate in good faith to determine the composition of the Co-Branding Collection, the design calendar, development and design budget and all other creative issues concerning the Co-Branding Collection.

4.    Marketing & Promotion. WA will use his best efforts to support the marketing and promotion of the Co-Branding Collection and the JV Collection by performing the following services during the Term. Best efforts shall be construed to mean best efforts, subject to WA’s prior professional commitments:

(a)    WA will attend at least three (3) and up to four (4) annual apparel trade shows each Contract Year of the Term, which shall include Coterie in New York (February and August) and Magic/Project in Las Vegas (February and August).

(b)    WA will make at least three (3) and up to four (4) in store appearances/product presentations per Contract Year of the Term, wherein he will discuss and promote the Co-Branding Collection and the JV Collection (e.g. a trunk show at Barney’s).

(c)    Each Contract Year during the Term, WA will participate in at least three (3) and up to five (5) editorial interviews and two (2) broadcast interviews wherein he shall discuss and promote the Co-Branding Collection and the JV Collection.

(d)    WA will participate in two photo shoots per Contract Year during the Term. WA will have final approval of all such photos that will be used in marketing, advertising and promotion. In addition, WA shall have reciprocal rights to use such photos for his own purposes, subject to the same restrictions, if any, applicable to BLHL.

(e)    WA will attend and participate in one Antik Denim fashion show during each Contract year. In addition, should the parties determine it to be in the best interest of the JV, WA shall also participate in one fashion show per Contract Year for the JV Collection.

(f)    BLHL shall pay the costs associated with first class travel accommodations for WA in performing his duties under this Section 4. All travel expenses and accommodations are subject to prior approval of BLHL.

BLUE HOLDINGS, INC.

Mr. William Adams
May 9, 2007

5.    Sales & Distribution. The Co-Branding Collection and the JV Collection will be sold and distributed by BLHL through its Los Angeles and New York showrooms utilizing the same resources and procedures as are customarily utilized by BLHL in its business.

6.    Compensation.

(a)    In consideration for the design and marketing services that will be rendered hereunder by WA on the Co-Branding Agreement, BLHL shall compensate WA as follows:

(i)    Base Compensation. WA shall be entitled to receive a total of Five Hundred Thousand (500,000) shares of BLHL Common Stock (the “Base Compensation”), which shall be issued as follows: (y) subject to the prior effectiveness of the Form S-8 referenced in Section 6(c)(iv), the first installment of Base Compensation shall consist of One Hundred Seventy Five Thousand (175,000) shares of BLHL Common Stock and shall be issuable within ten days of the execution of this LOI; and (z) on each anniversary date of this LOI, WA shall be entitled to receive an additional Eighty One Thousand Two Hundred Fifty (81,250) shares of BLHL Common Stock.

In the event that this LOI, the Co-Branding Agreement or the JV Agreement, as the case may be, is terminated due to a material breach by WA of any of the foregoing agreements on or before the expiration of the Term, any portion of Base Compensation received but not earned (based on a monthly pro-rata calculation) will be deemed forfeited, and WA must return any such unearned shares to BLHL (as more fully set forth in the Co-Branding Agreement). In the event of any such termination, WA expressly authorizes BLHL to take any and all action necessary to cancel the forfeited portion of the shares.

(ii)    Incentive Compensation. WA shall be entitled to earn additional shares of BLHL Common Stock based on the achievement of specific annual net sales thresholds as follows (the “Incentive Compensation”):

A.    Year One: One Hundred Thousand (100,000) shares of BLHL Common Stock in the event that net sales of Antik Denim brand denim exceed $ 25 million during the first Contract Year of the Agreement, which amount the parties agree is intended to represent a $5 million dollar increase over the prior year’s sales;

B.    Year Two and Each Subsequent Contract Year: One Hundred Thousand (100,000) shares of BLHL Common Stock provided that the net sales during the then current year exceed the net sales of the immediately prior year by $10 million.

C.    It is the intent of the parties that the Incentive Compensation is based on achieving annual increases in net sales of $5 million during the first year and $10 million per Contract Year thereafter. During any Contract Year where the net sales for that year do not exceed by $ 5 million or $10 million (as the case may be) the net sales for the immediate prior year but do exceed the prior year’s net by at least fifty percent (50%) of the benchmark for the applicable year, WA shall be entitled to receive Incentive Compensation that is prorated.

(iii)    Net Sales. For purposes of this LOI and the Co-Branding Agreement, “Net Sales” or “net sales” shall be defined to   mean gross sales (the gross invoice amount billed customers) for Antik Denim brand apparel sold by BLHL , less discounts, freight charges and allowances actually shown on the invoice and, further, less any bona fide returns (net of all returns actually made or allowed as supported by credit memorandum actually issued to the customers) No deductions shall be made for any discounts not reflected on the invoice(s).

BLUE HOLDINGS, INC.

Mr. William Adams
May 9, 2007

(c)    Investor Representations.

(i)    The Shares will be acquired for investment for WA’s own account, not as a nominee or agent, and not with a present view to the resale or distribution of any part thereof.

(ii)    WA represents and warrants that he has reviewed such of the Company’s periodic reports filed with the Securities and Exchange Commission from time to time pursuant to the rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended, as WA deems necessary or appropriate, including, without limitation, the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005, and the Company’s Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006. WA further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the business, properties, prospects and financial condition of the Company. BLHL represents that, to the best of its knowledge, BLHL has provided correct and accurate responses to each such inquiry that has been made by WA.

(iii)    WA is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect.

(iv)    BLHL shall, within ten days of the execution of this LOI, file a Registration Statement on Form S-8 with the Securities and Exchange Commission for the purposes of registering the aggregate number of shares issuable under the Co-Branding Agreement, which are comprised of the Annual Compensation and the Incentive Compensation.

(v)    In order to preserve the trading stability of the Shares, WA agrees that the Shares may be restricted so that during the Term he will trade no more than ten percent (10%) of the Shares that he owns during any calendar month.

7.    Binding Effect. The parties intend that the terms of this LOI will be set forth in the Co-Branding Agreement and the JV Agreement, which the parties will endeavor to execute within thirty (30) days from the date of this LOI; provided, however, if the aforementioned agreements are not executed prior to such date, this LOI will continue in full force and effect and remain the parties’ binding agreement.

8.    Miscellaneous.

   (a)    This LOI constitutes the entire agreement and understanding of the parties in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they relate in any way to the subject matter hereof. This LOI will be construed in accordance with the laws of the State of California without giving effect to its conflicts of law principles. This LOI may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

BLUE HOLDINGS, INC.

Mr. William Adams
May 9, 2007

   (b)    This LOI and the Co-Branding Agreement are contingent upon the Parties creating a joint venture company in which BLHL shall own 50% and WA shall own 50%, relating to the design, development, manufacture, distribution and sale of a new line of premium apparel under the trademark “I.am”, and/or such other trademarks that the parties may mutually agree from time to time. Except for those provisions that are set forth in this LOI, the key provisions of the JV Agreement are set forth on Exhibit A hereto and incorporated here in by reference. The parties acknowledge and agree that if definitive agreements for the joint venture (and the formation thereof) cannot be executed on or before the date that is sixty (60) days following the date hereof as a direct result of the failure of BLHL to negotiate in good faith, then unless otherwise mutually agreed in writing by the parties, this LOI and the Co-Branding Agreement, will terminate. In the event this LOI and the Co-Branding Agreement terminate pursuant to this section, the parties acknowledge and agree that WA shall be entitled to retain One Hundred Thousand (100,000) shares of the BLHL Common Stock issued to WA within ten days of the signing of this LOI.

(c)    For so long as this LOI, the Co-Branding Agreement and the JV Agreement are in effect, BLHL agrees that it shall not enter into any other co-branding or license agreement with any other music celebrity for sale and distribution of apparel for the premium market without the written consent of WA.

**************************************************************************************

BLUE HOLDINGS, INC.

Mr. William Adams
May 9, 2007

Please acknowledge your acceptance of and agreement with the terms set forth herein by signing your name where indicated below.

We look forward to embarking on this exciting relationship with you.

Very truly yours, /s/ Paul Guez Paul Guez Chief Executive Officer

Agreed and accepted:

/s/ William Adams
William Adams

Date: May 11, 2007

EXHIBIT A

Joint Venture Term Sheet

Purpose:	To enter into a joint venture agreement (“Newco”) to exploit the “I.am” trademark and/or such other trademarks (the “Marks”) as the parties may agree. The parties intend to form a California limited liability company for the purposes set forth herein.

Parties and LLC ownership:	William Adams (“WA”) Blue Holdings, Inc. (“BLHL”)	50% 50%

Term:	Five Years (to run concurrent with Co-Branding Agreement between BLHL and WA

Capital Contribution:	WA shall contribute his likeness and the Marks through a mutually agreed upon royalty free license agreement. In addition, WA shall design the collections that Newco will develop, market, manufacture and distribute under this agreement.

BLHL shall contribute all working capital necessary for operations of Newco, as needed, up to an aggregate amount equal to $1 million. In addition, utilizing its existing apparel industry relationships, BLHL shall secure all financing necessary for the operation of Newco.

Management:
Using its existing infrastructure, BLHL shall manage the day to day operations of Newco including, but not limited to, design implementation, development, merchandising, sales, marketing, advertising and promotion, distribution and shipping, finance and accounting, legal matters related directly to Newco, human resources and regulatory matters. BLHL shall allocate to Newco the costs associated with such management services.

On an annual basis, the parties shall jointly create and approve annual budgets and capital requirements for the operations of Newco.

Each of BLHL and WA shall be entitled to serve as managers of Newco or to appoint a manager of its/his choice. All material creative, financial, legal and managerial decisions shall require the approval of both Managers, as shall be defined in Newco’s LLC Operating Agreement. The managers shall be entitled to elect officers; however, the parties agree that the initial president of Newco shall be Scott Drake. The managers shall be entitled to appoint any successor President of Newco.

Products:	Newco shall have the exclusive right to design, develop and distribute apparel bearing the Marks in all categories for men, women and children, excluding only those exiting licenses between WA and third parties, specifically agreements with the “Black Eyed Peas” and with the “Hard Rock Café.”

Design/Development:
WA shall design the Products bearing the Marks. BLHL shall hire an apparel designer and an assistant to work with WA to create and develop the line (one of whom shall be Lor-e Philips, who shall earn a starting salary of $75,000.00 per year). WA shall have final approval on all designs and components thereof that will bear the Marks and that will ultimately be sold and distributed pursuant to this Agreement. The parties agree to negotiate in good faith concerning the composition of the design team and their salaries, the contents of the JV Collection, the design calendar, the development budget, and all other creative matters associated with the JV Collection.

Sales:	The Products shall be represented in BLHL’s New York and Los Angeles showrooms, and any other regional showrooms where the parties agree the Products can be most effectively represented. BLHL shall use its best efforts to hire dedicated experienced apparel sales representatives at each of its showrooms who will be thoroughly familiar with the Products and who will be charged with the responsibility of contacting buyers to place the Products at retail.

Marketing:	The parties agree to adopt a mutually acceptable marketing plan upon commencement of the JV Agreement, which shall Include a provision that 3% of Net Sales shall be allocated toward marketing and promotion, with a first year commitment between $500,000 and $1,000,000 (for purposes of this provision, the first year shall be considered an 18 month period).

Distribution:	The Products shall be sold and marketed through retail distribution channels that are mutually agreed upon by the parties. The parties shall use their best efforts to ensure that the Products designed, developed and produced hereunder shall be premium apparel products, with distribution to high end department stores (such as Neiman Marcus, Saks 5th Avenue, Barney’s , Bloomingdales) and specialty boutiques. Notwithstanding the foregoing, the parties are free to distribute the Products through such distribution channels as the market dictates based upon consumer demand and subject to the mutual approval of the parties.

Intellectual Property:	Using its existing infrastructure and industry experience, BLHL shall adopt and security strategies and supply chain controls that will specifically be focused toward anti-counterfeiting activities that may become associated with the Products and with the Marks.

Allocation of Profits and Losses:	Until such time as BLHL has earned back profits from Newco equal to BLHL’s capital contributions, Newco losses shall be allocated to BLHL for tax purposes.

Advance Against Profits:	Commencing at the beginning of the second Contract Year, WA shall be entitled to receive as a recoupable advance against Newco net income the sum of $250,000.00 per year (the “Advance”). The Advance shall be paid in equal monthly installments and shall be reconciled on a calendar annual basis.

Incentive Bonus:	At the completion of the second Contract Year, in the event that Newco has achieved Net Sales of $5 million, WA shall be entitled to receive as incentive compensation One Hundred Thousand (100,000) shares of BLHL common stock. At the end of the third, fourth and fifth Contract Years, if Newco has achieved an increase in Net Sales of $5 million over the immediately preceding Contract Year, respectively, WA shall be entitled to receive an additional One Hundred Thousand (100,000) shares of BLHL common stock for each Contract Year in which this $5 million increase is achieved. For purposes of this term sheet, “Net Sales” shall be defined to mean gross sales (the gross invoice amount billed customers) for licensed products sold by Newco, less discounts, freight charges and allowances actually shown on the invoice and, further, less any bona fide returns (net of all returns actually made or allowed as supported by credit memoranda actually issued to the customers). No deductions shall be made for any discounts not reflected on the invoice(s).

Put Option:	In the event that the Net Sales of Newco are equal to 50% or more of the Net Sales of BLHL in any given Contract Year (the “Determination Year”), determined as of the date that is ninety (90) days following the end of such given Contract Year and based on the audited financial statements of each of Newco and BLHL, then WA shall have the option to require BLHL to purchase WA’s membership interests in Newco at a price that is equal to the product of (i) WA’s 50% share of Newco net income for the Determination Year, multiplied by (ii) ten (the “Put Option”). The Put Option price will be paid by BLHL with BLHL common stock. Upon delivery of the shares that constitute payment of the Put Option price, WA shall assign the “I.Am” trademark(s) to Newco and WA shall continue to endorse the licensed products. All other terms and conditions of the Put Option shall be as set forth in Newco’s LLC Operating Agreement.

BLUE HOLDINGS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS

The undersigned, a stockholder of BLUE HOLDINGS, INC., a Nevada corporation (the “Company”), hereby nominates, constitutes and appoints Paul Guez and Larry Jacobs, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of stockholders of the Company, to be held on June 14, 2007, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

Our board of directors recommends a FOR vote on all proposals listed below.

Proposal 1. To elect the following five nominees as directors:

Paul Guez	Gary Freeman	Harry Haralambus	Leonard Hecht	Kevin R. Keating

_____ FOR NOMINEES LISTED (except as marked to the contrary below)
_____ WITHHELD

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:)

The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.

Proposal 2. To ratify the appointment of Weinberg & Company, P.A., as the independent public accountants of the Company.
____ FOR     ____ AGAINST     ____ ABSTAIN

Proposal 3. To ratify and approve the Company’s entry on May 11, 2007, into a Letter of Intent with William Adams, the Company’s entry into the definitive agreements contemplated under the Letter of Intent, and the issuance of up to 1,000,000 shares of the Company’s common stock to Mr. Adams pursuant to the terms of the Letter of Intent and the definitive agreements contemplated thereunder.
____ FOR     ____ AGAINST     ____ ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting, the Proxy Statement, and the Notice of Additional Proposal and Postponement of Annual Meeting to June 21, 2007 and accompanying Definitive Additional Materials dated June 1, 2007, relating to the Annual Meeting.

Dated:___________________________, 2007
Signature:_____________________________
Signature:_____________________________
Signature(s) of Stockholder(s)

(See Instructions Below)

The signature(s) hereon should correspond exactly with the name(s) of the stockholder(s) appearing on the Share Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

☐ Please indicate by checking this box if you anticipate attending the Annual Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE